Exhibit 99.1

Newmont Provides Preliminary 2011 Operating Highlights and 2012 Outlook

DENVER, January 17, 2012 – Newmont Mining Corporation (NYSE: NEM) (“Newmont” or the “Company”) announced preliminary attributable gold and copper production and costs applicable to sales in-line with its 2011 Outlook.

Full Year and Fourth Quarter Preliminary 2011 Operating Highlights:

☐	Attributable gold and copper production of 5.2 million ounces and 206 million pounds, and 1.3 million ounces and 48 million pounds for 2011 and the fourth quarter, respectively;

☐	Average realized gold and copper price of approximately $1,563 per ounce and $3.54 per pound, and $1,670 per ounce and $3.41 per pound for 2011 and the fourth quarter, respectively;

☐	Costs applicable to sales (“CAS”) for gold and copper of $592 per ounce and $1.26 per pound, and $606 per ounce and $1.58 per pound, for 2011 and the fourth quarter, respectively; and

☐	Consolidated capital expenditures of $3 billion and $998 million for 2011 and the fourth quarter, respectively.

2011 Preliminary Results:

	September 30,		September 30,		September 30,
Region	Attributable Production (Kozs, Mlbs)		Consolidated CAS ($/oz, $/lb)		Consolidated Capital Expenditures ($M)
Nevada	1,741		$603		$559
La Herradura	212		$527		$81
Hope Bay	—		—		$101

North America	1,953		$594		$741

Yanacocha	664		$565		$360
La Zanja	64		—		—
Conga	—		—		$735

South America	728		$565		$1,095

Boddington	741		$682		$217
Other Australia/NZ	1,042		$664		$312
Batu Hijau	154		$476		$196

Asia Pacific	1,937		$639		$725

Ahafo	566		$474		$116
Akyem	—		—		$248

Africa	566		$474		$364

Corporate/Other	—		—		$38

Total Gold	5,184	[a]	$592	[b,c]	$2,963

Boddington	69		$2.03		—
Batu Hijau	137		$1.11		—

Total Copper	206	[a]	$1.26

[a]	2011 Attributable payable production was 5,160 thousand ounces and 197 million pounds.
[b]	2011 Attributable CAS was $597 per ounce.
[c]	2011 Net Attributable CAS (by-product basis) was $509 per ounce.

“I am pleased to report 2011 production, operating costs and capital expenditure performance in line with our original guidance for the year,” said Richard O’Brien, President and CEO. “Combined with higher metal prices, our strong financial performance allowed us to return significant capital to shareholders in the form of a gold price-linked dividend,” added Mr. O’Brien.

2012 Outlook

The Company announced that it anticipates 2012 attributable gold and copper production of approximately 5.0 to 5.2 million ounces and 150 to 170 million pounds, respectively, at CAS of approximately $625 to $675 per ounce and $1.80 to $2.20 per pound, respectively. The Company also announced that it currently expects to invest approximately $3.0 to $3.3 billion in attributable capital expenditures, of which approximately 60% is allocated to growth project initiatives, including further development of the Akyem project in Ghana and potentially the Conga project in Peru, with the remaining 40% expected to be spent on sustaining and maintenance capital.

	September 30,	September 30,	September 30,	September 30,
Region	Attributable Production[a] (Kozs, Mlbs)	Consolidated CAS ($/oz, $/lb)	Consolidated Capital Expenditures ($M)	Attributable Capital Expenditures ($M)
Nevada	1,725 - 1,800	$575 - $625	$650 - $750	$650 - $750
La Herradura	200 - 240	$460 - $510	$80 - $130	$80 - $130

North America	1,900 - 2,000	$570 - $630	$780 - $830	$780 - $830

Yanacocha	650 - 700	$480 - $530	$530 - $580	$270 - $310
La Zanja	40 - 50	n/a	—	—
Conga [b]	—	—	$1,150 - $1,250	$600 - $650

South America	700 - 750	$480 - $530	$1,750 - $1,950	$800 - $900

Boddington	750 - 800	$800 - $850	$215 - $245	$215 - $245
Other Australia/NZ	980 - 1,030	$810 - $860	$375 - $400	$375 - $400
Batu Hijau [e]	45 - 55	$800 - $850	$200 - $230	$95 - $105

Asia Pacific	1,775 - 1,885	$800 - $850	$800 - $900	$700 - $800

Ahafo	570 - 600	$500 - $550	$240 - $270	$240 - $270
Akyem	—	—	$370 - $420	$370 - $420

Africa	570 - 600	$500 - $550	$600 - $700	$600 - $700

Corporate/Other	—	—	$60 - $70	$60 - $70

Total Gold	5,000 - 5,200	$625 - $675 [c,d]	$4,000 - $4,300[e]	$3,000 - $3,300

Boddington	70 - 80	$2.00 - $2.25	—	—
Batu Hijau [f]	80 - 90	$1.80 - $2.20	—	—

Total Copper	150 - 170	$1.80 - $2.20

[a]	On a payable basis.
[b]

The future development of the Conga project remains subject to risks and uncertainties as disclosed on page 3 – “Cautionary Statement.” Development of the Conga project has been temporarily suspended as disclosed on November 30, 2011. Should the Company be unable to continue with the current development plan at Conga, Newmont may in the future reprioritize and reallocate capital to development alternatives in Nevada, Australia, Ghana, and Indonesia.

[c]	2012 Attributable CAS Outlook is $640—$690 per ounce.
[d]	2012 Net Attributable CAS Outlook (by-product basis) is $600—$650 per ounce.
[e]	Includes capitalized interest of approximately $140 million.
[f]	Assumes Batu Hijau economic interest of 44.5625% for 2012, subject to final divestiture obligations.

2012 Financial Outlook and Key Assumptions

Description	Consolidated Expenses ($M)	Attributable Expenses ($M)
General & Administrative	$210 - $230	$210 - $230
Interest Expense	$240 - $260	$230 - $250
DD&A	$1,050 - $1,080	$890 - $920
Exploration Expense	$400 - $430	$360 - $390
Advanced Projects & R&D	$475 - $525	$430 - $480
Tax Rate	28% - 32%	28% - 32%
Assumptions
Gold Price ($/ounce)	$1,500	$1,500
Copper Price ($/pound)	$3.50	$3.50
Oil Price ($/barrel)	$90	$90
AUD Exchange Rate	1.00	1.00

Investor Contacts
John Seaberg	303.837.5743	john.seaberg@newmont.com
Karli Anderson	303.837.6049	karli.anderson@newmont.com

Media Contacts
Omar Jabara	303.837.5114	omar.jabara@newmont.com
Diane Reberger	303.967.9455	diane.reberger@newmont.com

Cautionary Statement Regarding 2011 Preliminary Operating Highlights

We caution you that, whether or not expressly stated, all measures of the Company’s fourth quarter and 2011 financial results and condition contained in this news release, including production, sales, average realized price, costs applicable to sales and capital expenditures, are preliminary and reflect our expected 2011 results as of the date of this news release. Actual reported fourth quarter and 2011 results are subject to management’s final review as well as audit by the Company’s independent registered accounting firm and may vary significantly from those expectations because of a number of factors, including, without limitation, additional or revised information and changes in accounting standards or policies or in how those standards are applied. For a discussion of factors that may adversely affect our financial results and condition, see the Company’s 2010 Annual Report on Form 10-K, filed on February 24, 2011, with the Securities and Exchange Commission (“SEC”), as well as the Company’s other SEC filings, available on the SEC’s website at www.sec.gov. The Company will provide additional discussion and analysis and other important information about its fourth quarter and 2011 financial results and condition when it reports actual results on February 24, 2012.

Cautionary Statement Regarding Forward Looking Statements, Including 2012 Outlook:

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws. Such forward-looking statements may include, without limitation: (i) estimates of future mineral production and sales; (ii) estimates of future costs applicable to sales; (iii) estimates of future consolidated and attributable capital expenditures and CAS; and (iv) expectations regarding the development, growth and exploration potential of the Company’s projects, including, without limitation, Akyem, Tanami, Long Canyon, Phoenix Copper Leach, and Conga. Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect. Such assumptions, include, but are not limited to: (i) there being no significant change to current geotechnical, metallurgical, hydrological and other physical conditions; (ii) permitting, development, operations and expansion of the Company’s projects being consistent with current expectations and mine plans; (iii) political developments in any jurisdiction in which the Company operates being consistent with its current expectations; (iv) certain exchange rate assumptions for the Australian dollar to the U.S. dollar, as well as other the exchange rates being approximately consistent with current levels; (v) certain price assumptions for gold, copper and oil; (vi) prices for key supplies being approximately consistent with current levels; and (vii) the accuracy of our current mineral reserve and mineral resource estimates.

Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the “forward-looking statements”. Such risks include, but are not limited to, gold and other metals price volatility, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political and operational risks, community relations, conflict resolution and outcome of projects or oppositions and governmental regulation and judicial outcomes. For a more detailed discussion of such risks and other factors, see the Company’s 2010 Annual Report on Form 10-K, filed on February 24, 2011, with the Securities and Exchange Commission, as well as the Company’s other SEC filings. The Company does not undertake any obligation to release publicly revisions to any “forward-looking statement,” including, without limitation, outlook, to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. Continued reliance on “forward-looking statements” is at investors’ own risk.